Exhibit 10.1

Execution Version

FIRST AMENDMENT TO PARTNERSHIP RESTRUCTURING AGREEMENT

This AMENDMENT TO PARTNERSHIP RESTRUCTURING AGREEMENT (this “Amendment”), by and among CALUMET SPECIALTY PRODUCTS PARTNERS, L.P., a Delaware limited partnership (“CLMT”), CALUMET GP, LLC, a Delaware limited liability company and the general partner of CLMT (the “General Partner”), and each Person set forth on Schedule A attached hereto (collectively, the “Sponsor Parties,” and together with CLMT and the General Partner, the “Parties”) is dated and effective as of February 9, 2024, and amends that certain Partnership Restructuring Agreement (the “Agreement”), dated as of November 9, 2023, by and among the Parties. Unless otherwise provided, capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Parties desire to enter into this Amendment to amend the Agreement on the terms and conditions set forth herein;

WHEREAS, Section 8.10 of the Agreement provides that any amendment to the Agreement requires (i) written agreement of the Parties and (ii) approval by the Conflicts Committee;

WHEREAS, pursuant to and in accordance with Section 8.10 of the Agreement, the Conflicts Committee has unanimously approved this Amendment; and

WHEREAS, upon the Conflicts Committee’s approval, the CLMT Board has unanimously approved this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendments to the Agreement.

(a)	The phrase “Merger by CLMT Unitholder Approval” is hereby deleted in its entirety from the end of the first whereas clause under the Recitals and replaced with “Mergers.”

(b)	The definition of “CLMT Unitholder Approval” is hereby deleted in its entirety and replaced with the following:

““CLMT Unitholder Approval” means the affirmative vote or consent of a Unit Majority, voting together as a single class at the CLMT Special Meeting, in favor of the approval of (i) the Conversion Agreement, (ii) the classified structure of the NewCo board of directors, and (iii) if presented for vote at the CLMT Special Meeting, the supermajority voting provisions in the NewCo Bylaws and the NewCo Charter.”

(c)	The definition of “Shareholders Agreement” is hereby deleted in its entirety and replaced with the following:

““Shareholders Agreement” means the shareholders agreement to be entered into between NewCo and The Heritage Group that will set forth the governance rights of The Heritage Group contemplated on Exhibit B.”

(d)	Section 6.09 is hereby deleted in its entirety and replaced with the following:

“Section 6.09 Tax Treatment. The transactions contemplated by Article II and Exhibit A are intended to qualify as transactions described in Section 351 of the Code. The Parties agree to report such transactions in accordance with the foregoing sentence for all U.S. federal income, and any applicable state and local income or franchise, Tax purposes unless otherwise required to do so pursuant to a final determination within the meaning of Section 1313(a) of the Code or applicable state or local income Tax Law. Each Party agrees to take no action, which alone, or in combination with the actions of others, reasonably could be expected to prevent such transactions from qualifying as transactions described in Section 351 of the Code.”

(e)	The following is hereby added as the new Section 6.14:

“Section 6.14 NewCo Charter and NewCo Bylaws. Each of the Sponsor Parties hereby agrees and consents to any change to the NewCo Charter or NewCo Bylaws that results from the failure to obtain the approval of the Limited Partners on any proposal related to provisions in the NewCo Charter or NewCo Bylaws (other than the proposals identified in clause (iii) and (iv) of the definition of “CLMT Unitholder Approval”) added to the initial Registration Statement in connection with the resolution of comments from the SEC received on the Registration Statement.”

(f)	The following is added as the first step under the heading “Conversion Steps” of Exhibit A:

“The General Partner files IRS Form 8832 to elect to be a corporation for Tax purposes effective prior to the effective time of the Mergers (as defined below).”

(g)	The first two paragraphs under the heading “Board Rights” of Exhibit B are hereby deleted in their entirety and replaced with the following:

“The board of directors of Calumet Corp. (the “Board”) will be comprised of ten directors divided into three classes. The Class I directors will initially serve until Calumet Corp.’s 2025 annual meeting, the Class II directors will initially serve until Calumet Corp.’s 2026 annual meeting and the Class III directors will initially serve until Calumet Corp.’s 2027 annual meeting. Thereafter, each director will serve a 3 year term. To the extent required under applicable rules and regulations of the SEC or the stock exchange on which the Calumet Corp. common stock will be listed for trading a majority of the members of the Board will be independent.

The Heritage Group, together with their affiliates, related trusts, trustees, family members, successors and assigns (“THG”) would designate all initial directors to the Board and allocate them among the classes prior to the completion of the conversion (the “Conversion”). After the Conversion, (i) THG would have the right to nominate two directors to the Board (and all replacements thereof) until THG ceases to own at least 16.7% of the outstanding common stock of Calumet Corp., (ii) for so long as THG owned less than 16.7% but 5% or more of the outstanding common stock of Calumet Corp., THG would have the right to nominate one director to the Board (and any replacement thereof), and (iii) at such time as THG ceases to own at least 5% of the outstanding common stock of Calumet Corp., THG shall not have the right to nominate any directors (the period from the effective date of the Conversion to the date THG ceases to own at least 5% of the outstanding common stock of Calumet Corp., the “Applicable Period”). For so long as THG has a right to nominate directors, THG shall have the right to designate its directors as Class I, Class II or Class III. The directors are intended to be approved in a way that does not result in a Change of Control under the Third Amended and Restated Credit Agreement, dated as of February 23, 2018, by and among Calumet Specialty Products Partners, L.P. and certain of its subsidiaries as Borrowers, certain of its subsidiaries as Guarantors, the Lenders, Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A and Wells Fargo Bank, N.A., as Co-Syndication Agents, as amended from time to time.”

For the avoidance of doubt, footnote 1 in Exhibit B shall not be deleted and shall remain in full force and effect.

2. No Other Amendments. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

3. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

5. Governing Law. This Amendment shall be governed in all respects in accordance with the provisions of Section 8.08 of the Agreement.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment to Partnership Restructuring Agreement as of the date first written above.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	Calumet GP, LLC, its general partner

By:	/s/ Todd Borgmann
Name:	Todd Borgmann
Title:	Chief Executive Officer

[Signature page to Amendment to Partnership Restructuring Agreement]

CALUMET GP, LLC

By:	/s/ Todd Borgmann
Name:	Todd Borgmann
Title:	Chief Executive Officer

[Signature page to Amendment to Partnership Restructuring Agreement]

THE HERITAGE GROUP

By:	/s/ Amy Schumacher
Name:	Amy Schumacher
Title:	Chief Executive Officer

[Signature page to Amendment to Partnership Restructuring Agreement]

/s/ Jennifer Straumins
JENNIFER STRAUMINS

[Signature page to Amendment to Partnership Restructuring Agreement]

/s/ William Grube Jr.
WILLIAM GRUBE JR.

[Signature page to Amendment to Partnership Restructuring Agreement]

IRREVOCABLE INTERVIVOS TRUST NUMBER 12.27.73 FOR THE BENEFIT OF FRED MEHLERT FEHSENFELD, JR. AND HIS ISSUE U/A DATED DECEMBER 18, 2012

By:	/s/ Fred M. Fehsenfeld
Name:	Fred M. Fehsenfeld
Title:	Trustee

[Signature page to Amendment to Partnership Restructuring Agreement]

MAGGIE FEHSENFELD TRUST NUMBER 106 12.30.74 FOR THE BENEFIT OF FRED MEHLERT FEHSENFELD, JR. AND HIS ISSUE U/A DATED DECEMBER 18, 2012

By:	/s/ Fred M. Fehsenfeld
Name:	Fred M. Fehsenfeld
Title:	Trustee

[Signature page to Amendment to Partnership Restructuring Agreement]

SCHEDULE A

Sponsor Parties

The Heritage Group

Jennifer Straumins

William Grube Jr.

Irrevocable Intervivos Trust Number 12.27.73 for the Benefit of Fred Mehlert Fehsenfeld, Jr. and His Issue U/A Dated December 18, 2012

Maggie Fehsenfeld Trust Number 106 12.30.74 for the Benefit of Fred Mehlert Fehsenfeld, Jr. and His Issue U/A Dated December 18, 2012